CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report for the Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") on Form 11-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John G. Sample, Jr., on behalf of Atlantic American Corporation, as Senior Vice President & CFO, certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the net assets available for the benefits and changes in net assets available for benefits of the Plan.

/s/ John G. Sample, Jr.
John G. Sample, Jr.
Senior Vice President & CFO for Atlantic American Corporation